EXHIBIT A
                    JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D and/or Forms 3, 4 or 5 relating to the same investment) with respect to the shares of common stock, par value $0.001 per share, of Active Power, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated: June 20, 2008


RHO MANAGEMENT PARTNERS L.P.
By: ATLAS CAPITAL CORP.,
    Its General Partner



By: /s/ Joshua Ruch
------------------------------------
Name:  Joshua Ruch
Title: President and CEO




ATLAS CAPITAL CORP.



By: /s/ Joshua Ruch
------------------------------------
Name:  Joshua Ruch
Title: President and CEO




JOSHUA RUCH

/s/ Joshua Ruch
------------------------------------




KARIBA LLC

By: /s/ Joshua Ruch
------------------------------------
Name:  Joshua Ruch
Title: President and CEO